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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  June 21, 2002

                                XEROX CORPORATION
             (Exact name of registrant as specified in its charter)

 New York                    1-4471                      16-0468020
 (State or other             (Commission File            (IRS Employer
 jurisdiction of             Number)                     Identification
 incorporation)                                          No.)

                               800 Long Ridge Road
                                 P. O. Box 1600
                        Stamford, Connecticut 06904-1600
               (Address of principal executive offices)(Zip Code)

               Registrant's telephone number, including area code:
                                 (203) 968-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

On June 21, 2002, Registrant (or "Xerox Corporation" or "we" or "our" or "us") announced that it had entered into an Amended and Restated Credit Agreement (the "New Credit Facility") with a group of lenders, replacing the $7 Billion Revolving Credit Agreement dated October 22, 1997 among Registrant, Xerox Credit Corporation and certain Overseas Borrowers, as Borrowers, various Lenders and Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank, Citibank, N.A. and Bank One, as Agents (the "Old Revolver"). At that time, we permanently repaid $2.8 billion of the Old Revolver. Accordingly there is currently $4.2 billion outstanding under the New Credit Facility, consisting of three tranches of term loans totaling $2.7 billion and a $1.5 billion revolving facility that includes a $200 million letter of credit sub-facility. The three term loan tranches include a $1.5 billion amortizing "Tranche A" term loan maturing on April 30, 2005, a $500 million "Tranche B" term loan maturing on April 30, 2005, and a $700 million "Tranche C" term loan which matures on September 15, 2002. Xerox Corporation is currently, and will remain, the borrower of all of the term loans. The revolving loans are available, without sub-limit, to Xerox Corporation, Xerox Canada Capital Limited ("XCCL"), Xerox Capital Europe plc ("XCE") and other foreign subsidiaries requested by us from time to time that meet certain qualifications. We are required to repay $400 million of the Tranche A loan and $5 million of the Tranche B loan in semi-annual installments in 2003, and $600 million of the Tranche A loan and $5 million of the Tranche B loan in semi-annual installments in 2004. The remaining portions of the term loans contractually mature on April 30, 2005, but we could be required to repay portions earlier upon the occurrence of certain events, as described below. In addition, all loans under the New Credit Facility mature upon the occurrence of a change of control.

Subject to certain limits described in the following paragraph, all obligations under the New Credit Facility are secured by liens on substantially all domestic assets of Xerox Corporation and by liens on the assets of substantially all of our U.S. subsidiaries (excluding Xerox Credit Corporation) and are guaranteed by substantially all of our U.S. subsidiaries. In addition, revolving loans outstanding from time to time to XCE (currently $605 million) are also secured by all of XCE's assets and are also guaranteed on an unsecured basis by certain foreign subsidiaries that directly or indirectly own all of the outstanding stock of XCE. Revolving loans outstanding from time to time to XCCL (currently $300 million) are also secured by all of XCCL's assets and are also guaranteed on an unsecured basis by our material Canadian subsidiaries, as defined (although the guaranties of the Canadian subsidiaries will become secured by their assets in the future if certain events occur).

Under the terms of certain of our outstanding public bond indentures, the outstanding amount of obligations under the New Credit Facility that can be secured by assets (the "Restricted Assets") of (i) Xerox Corporation and (ii) our non-financing subsidiaries that have a consolidated net worth of at least $100 million, without triggering a requirement to also secure these indentures, is limited to the excess of (a) 20% of our consolidated net worth (as defined in the public bond indentures) over (b) a portion of the outstanding amount of certain other debt that is secured by the Restricted Assets. Accordingly, the amount of the debt secured under the New Credit Facility by the Restricted Assets (the "Restricted Asset Security Amount") will vary from time to time with changes in our consolidated net worth. The Restricted Assets secure the Tranche B loan (up to the Restricted Asset Security Amount); any Restricted Asset Security Amount in excess of the outstanding Tranche B loan secures, on a ratable basis, the other outstanding loans under the New Credit Facility. The assets of XCE, XCCL and many of the subsidiaries guarantying the New Credit Facility are not Restricted Assets because those entities are not restricted subsidiaries as defined in our public bond indentures. Consequently, the amount of debt under the New Credit Facility secured by their assets is not subject to the foregoing limits.

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The New Credit Facility loans generally bear interest at LIBOR plus 4.50%, except that the Tranche B loan bears interest at LIBOR plus a spread that varies between 4.00% and 4.50% depending on the Restricted Asset Security Amount in effect from time to time. Specified percentages of any net proceeds we receive from capital market debt issuances, equity issuances or asset sales during the term of the New Credit Facility must be used to reduce the amounts outstanding under the New Credit Facility, and in all cases any such amounts will first be applied to reduce the Tranche C loan. Once the Tranche C loan has been repaid, or to the extent that such proceeds exceed the outstanding Tranche C loan, any such prepayments arising from debt and equity proceeds will first permanently reduce the Tranche A loans, and any amount remaining thereafter will be proportionally allocated to repay the then-outstanding balances of the revolving loans and the Tranche B loans and to reduce the revolving commitment accordingly. Any such prepayments arising from asset sale proceeds will first be proportionally allocated to permanently reduce any outstanding Tranche A loans and Tranche B loans, and any amounts remaining thereafter will be used to repay the revolving loans and to reduce the revolving commitment accordingly. Notwithstanding the foregoing description, the revolving loan commitment cannot be reduced below $1 billion.

The New Credit Facility contains affirmative and negative covenants including limitations on issuance of debt and preferred stock, certain fundamental changes, investments and acquisitions, mergers, certain transactions with affiliates, creation of liens, asset transfers, hedging transactions, payment of dividends, inter-company loans and certain restricted payments, and a requirement to transfer excess foreign cash, as defined, and excess cash of Xerox Credit Corporation to Xerox Corporation in certain circumstances. Despite a general limitation on the creation of liens, the New Credit Facility provides for the creation of liens from time to time in connection with the monetization or other financing of discrete pools of receivables, leases and other financial assets by Xerox Corporation and its subsidiaries. Thus, the New Credit Facility does not affect our ability to continue to monetize our receivables under the agreements with General Electric Capital Corporation and others. No cash dividends can be paid on our Common Stock for the term of the New Credit Facility. Cash dividends may be paid on preferred stock provided there is then no event of default. In addition to other defaults customary for facilities of this type, defaults on debt of, or bankruptcy of, Xerox Corporation or certain subsidiaries would constitute a default under the New Credit Facility.

The New Credit Facility also contains financial covenants which the Old Revolver did not contain, including:

* Minimum EBITDA (rolling four quarters, as defined)
* Maximum Leverage (total adjusted debt:EBITDA, as defined)
* Maximum Capital Expenditures (annual test)
* Minimum Consolidated Net Worth (quarterly test, as defined)

Any failure to be in compliance with any material provision of the New Credit Facility could have a material adverse effect on our liquidity and operations.

Following the repayment of the $2.8 billion portion of the Old Revolver and $1.3 billion in debt that matured this quarter, our current cash position is approximately $1.7 billion.

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We expect that the higher interest rates under the New Credit Facility will increase our interest expense by approximately $80 million in 2002 and $140 million in 2003, net of interest income and including transaction fees.

Copies of the New Credit Facility and related agreements are filed as exhibits to this Current Report on Form 8-K.


Item 7.   Financial Statements and Exhibits.

(c) Exhibits

(4)(h)(5) First Supplemental Indenture dated as of June 21, 2002 between Registrant and Wells Fargo, as trustee, to the January 17, 2002 U.S. Dollar Indenture.

(4)(h)(6) First Supplemental Indenture dated as of June 21, 2002 between Registrant and Wells Fargo, as trustee, to the January 17, 2002 Euro Indenture.

(4)(l)(1) Amended and Restated Credit Agreement dated as of June 20, 2002 among Registrant and the Overseas Borrowers, as Borrowers, various Lenders and Bank One, N.A., JPMorgan Chase Bank and Citibank, N.A., as Agents (the "Amended Credit Agreement").

(4)(l)(2) Guarantee and Security Agreement dated as of June 21, 2002 among Registrant, the Subsidiary Guarantors and Bank One, N.A., as Agent, relating to the Amended Credit Agreement.

(4)(l)(3) Canadian Guarantee and Security Agreement dated as of June 21, 2002 among Xerox Canada Capital Ltd., the Guarantors and Bank One, N.A., Canada Branch, as Agent, relating to the Amended Credit Agreement.

(4)(l)(4) Deed of Guarantee and Indemnity Made June 21, 2002 between Bank One, N.A., as Agent, and Xerox Overseas Holdings Limited and Xerox UK Holdings Limited, as Guarantors, relating to Obligations of Xerox Capital (Europe) plc and the Amended Credit Agreement.

(4)(l)(5) Debenture dated June 21, 2002 between Xerox Capital (Europe) plc and Bank One, N.A., as Agent, relating to the Amended Credit Agreement.

(4)(l)(6) Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of June 21, 2002 by Xerox Corporation, as Mortgagor, to Bank One, N.A., as Agent for the Lenders, the Mortgagee, relating to property in the County of Monroe, State of New York and the Amended Credit Agreement.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: June 21, 2002


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                            Exhibit Index


Exhibit No.    Description

(4)(h)(5) First Supplemental Indenture dated as of June 21, 2002 between Registrant and Wells Fargo, as trustee, to the January 17, 2002 U.S. Dollar Indenture.

(4)(h)(6) First Supplemental Indenture dated as of June 21, 2002 between Registrant and Wells Fargo, as trustee, to the January 17, 2002 Euro Indenture.

(4)(l)(1) Amended and Restated Credit Agreement dated as of June 21, 2002 among Registrant and the Overseas Borrowers, as Borrowers, various Lenders and Bank One, N.A., JPMorgan Chase Bank and Citibank, N.A., as Agents (the "Amended Credit Agreement").

(4)(l)(2) Guarantee and Security Agreement dated as of June 21, 2002 among Registrant, the Subsidiary Guarantors and Bank One, N.A., as Agent, relating to the Amended Credit Agreement.

(4)(l)(3) Canadian Guarantee and Security Agreement dated as of June 21, 2002 among Xerox Canada Capital Ltd., the Guarantors and Bank One, N.A., Canada Branch, as Agent, relating to the Amended Credit Agreement.

(4)(l)(4) Deed of Guarantee and Indemnity Made June 21, 2002 between Bank One, N.A., as Agent, and Xerox Overseas Holdings Limited and Xerox UK Holdings Limited, as Guarantors, relating to Obligations of Xerox Capital (Europe) plc and the Amended Credit Agreement.

(4)(l)(5) Debenture dated June 21, 2002 between Xerox Capital (Europe) plc and Bank One, N.A., as Agent, relating to the Amended Credit Agreement.

(4)(l)(6) Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of June 21, 2002 by Xerox Corporation, as Mortgagor, to Bank One, N.A., as Agent for the Lenders, the Mortgagee, relating to property in the County of Monroe, State of New York and the Amended Credit Agreement.


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